Exhibit 10.1

[***] – Indicates confidential information. Confidential treatment requested.

Portion omitted filed separately with the Securities and Exchange Commission.

ADDENDUM NO 11 TO THE PROTOCOL OF CEREAL PARTNERS WORLDWIDE

JAPAN EXCEPTION TO THE “TERRITORY” OF THE JV

The following sets forth the understanding of General Mills, Inc (“GMI”) and Nestlé SA (“Nestlé”) with respect to GMI supplying Breakfast Cereals in Japan, a country included in the Territory of CPW. It is effective 17 July 2012. CPW SA is a party to this understanding.

GMI has identified a number of opportunities for the distribution and sale of Breakfast Cereals in Japan, including with the retailer WALMART. In the future, it is possible that GMI will identify further opportunities for the distribution and sale of Breakfast Cereals in Japan with other retailers in addition to WALMART, and to COSTCO, with whom GMI already cooperates in Japan in accordance with the terms set out in Addendum No 6 to the Protocol.

At this time, CPW has no viable full entry business strategy for the distribution and sale of Breakfast Cereals in Japan. Moreover, supply by CPW to retailers in Japan could be logistically complex and expensive for CPW.

Consequently, GMI, Nestlé and CPW SA agree as follows:

1.	CPW authorizes GMI or its affiliate to supply Authorized Retailers in, or for, Japan with GMI-branded Breakfast Cereals. Risks and benefits of such business are for GMI.

2.	GMI will pay CPW SA a royalty of [***] for Japan. Terms of payment as defined by article 4 B, C and D of the License Agreement dated 01 June 1990 between GMI, Societe des Produits Nestlé SA and CPW SA shall apply by analogy.

3.	“Authorized Retailers” shall mean those retailers registered and operating in Japan to which CPW SA (in the person of the VP Customer Business Development) has given its written consent for GMI to enter into sales and distribution arrangements of Breakfast Cereals.

4.	This arrangement shall be reassessed after a period of one year from its effective date. After this initial period, in the absence of formal renewal in favour of GMI for a defined period, CPW shall have the right at any time to request that GMI stop supplying Breakfast Cereals in Japan.

Capitalised terms not defined herein shall have the meaning assigned in the Protocol.

NESTLÉ SA	GENERAL MILLS, INC.

/s/ José Lopez	/s/ Chris O’Leary
JOSÉ LOPEZ	CHRIS O’LEARY

CPW SA

/s/Jeff Harmening JEFF HARMENING